EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-292117, 333-290113, 333-264884, and 333-253759) and Form S-8 (Nos. 333-286264, 333-278425, 333-271086, 333-264106 and 333-256566) of ChargePoint Holdings, Inc. of our report dated April 2, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
April 2, 2026
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